Exhibit 10.1

[Executive Deferred Compensation Plan – Freezing of Plan effective December 31, 2005]

Amendment To

The Gap, Inc.

Executive Deferred Compensation Plan

The Gap, Inc. Executive Deferred Compensation Plan (the “Plan”), as amended and restated effective January 1, 1999, is hereby further amended, in accordance with the American Jobs Creation Act of 2004, by virtue of the power reserved to The Gap, Inc. (the “Company”) pursuant to Section 9.2 of the Plan, and in exercise of the authority delegated to the Gap Global Benefits Committee by the Compensation and Management Development Committee of the Company, as follows:

1.	The opening paragraph of the Plan is amended to add the following sentences to the end of said paragraph, immediately preceding Section 1 of the Plan, effective December 31, 2005:

“Notwithstanding any other provision of the Plan, the Plan is frozen effective as of the close of business on December 31, 2005, and no further Deferral Contributions or Company Contributions may be made to the Plan after that date; provided, however, that the amount of a Participant’s Deferral Contributions (both Salary Deferral Contributions and Bonus Deferral Contributions) that had been subject to the Participant’s election prior to December 31, 2005 shall be contributed to this Plan at such times as they otherwise would have been regularly scheduled to be payable to the Participant in accordance with the terms of the Plan, regardless of whether such regularly scheduled payment date occurs after December 31, 2005.”

2.	Sections 3.1 and 3.3 of the Plan are amended to add the following sentences to the end of each Section thereof, effective December 31, 2005:

“Notwithstanding any other provision of the Plan, the Plan is frozen effective as of the close of business on December 31, 2005, and no further Deferral Contributions or Company Contributions may be made to the Plan after that date; provided, however, that the amount of a Participant’s Deferral Contributions (both Salary Deferral Contributions and Bonus Deferral Contributions) that had been subject to the Participant’s election prior to December 31, 2005 shall be contributed to this Plan at such times as they otherwise would have been regularly scheduled to be payable to the Participant in accordance with the terms of the Plan, regardless of whether such regularly scheduled payment date occurs after December 31, 2005.”

3.	Section 9.1 of the Plan is amended to delete the last sentence thereof, effective November 5, 2005.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the Secretary of the Global Benefits Committee, this 4th day of November, 2005.

THE GAP, INC.

By:	/s/ Bernie Knobbe
Secretary as Aforesaid